Exhibit 10.37

SUBSCRIPTION AGREEMENT

AND AMENDMENT NO. 2 TO ROYALTY AGREEMENT

May 8, 2025

WHEREAS, Elutia Med LLC. (formerly known as Aziyo Med, LLC), a Delaware limited liability company (“Elutia Med”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Ligand”), are parties to that certain Royalty Agreement dated as of May 31, 2017, as amended by Amendment No. 1 thereto effective as of January 10, 2024 (as so amended, the “Royalty Agreement”);

WHEREAS, Elutia Med is a wholly owned subsidiary of Elutia Inc., a Delaware corporation (the “Issuer”); and

WHEREAS, the parties desire to satisfy certain obligations of Elutia Med to Ligand under the Royalty Agreement by the issuance of shares of the Issuer’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), by the Issuer to Ligand in an offering registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants contained in this Subscription Agreement and Amendment No. 2 to Royalty Agreement (this “Agreement”), the parties agree as follows:

1.Subscription; Consideration. (a) Subject to the terms and conditions hereof, Ligand hereby irrevocably (subject to the terms and conditions of this Agreement and applicable law) subscribes for the number of shares of Common Stock set forth in Appendix A hereto (the “Shares”) in full satisfaction of the Royalty Payments (as defined in Appendix A hereto).

(b)Without limiting the foregoing, in consideration of the Issuer’s issuance of the Shares to Ligand and the other covenants, agreements and undertakings herein, Ligand, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, managers, members, successors and assigns (collectively, "Releasors"), hereby releases, waives and forever discharges Elutia Med, the Issuer and their respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, managers, members, agents, representatives, permitted successors and permitted assigns (collectively, "Releasees") of and from the Royalty Payments and any and all actions, causes of action, claims and demands for payment of the Royalty Payments, including related to or arising out of late or delinquent payment of such payments (collectively, "Claims"), which any of such Releasors have or may have against any of such Releasees. In consideration of the Issuer’s issuance of the Shares to Ligand and the other covenants, agreements and undertakings herein, the Releasors shall not commence or institute any legal actions, including litigation, arbitration or any other legal proceedings of any kind whatsoever, in law or equity, or assert any claim, demand, action or cause of action concerning the payment of the Royalty Payments, including any action under the Royalty Agreement.

2.The Closing.  The consummation of the transactions contemplated hereby (the “Closing”) shall take place no later than the third trading day following execution of this Agreement (the “Closing Date”), subject to the satisfaction, or waiver if applicable, of the conditions precedent described below. On the Closing Date, the Issuer shall deliver the Shares registered in the name of Ligand through the Issuer’s transfer agent via book-entry procedure or, if elected by Ligand on its signature page hereto, to Ligand’s broker, bank or other nominee via The Depository Trust Company (“DTC”) Deposit or Withdrawal at Custodian system (“DWAC”) for Ligand’s account. Ligand shall provide, in a sufficiently timely fashion, all customary information reasonably requested by the Issuer’s transfer agent in connection with the issuance of the Shares, and shall be solely responsible for any instructions needed to be given to Ligand’s broker, bank or other nominee for receipt of the Shares in the case of delivery via DWAC. The obligations of the parties to consummate the Closing are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the parties shall have performed their agreements and covenants that are to be performed at or prior to the Closing in all material respects, and the representations and warranties contained herein shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

3.Representations and Warranties of the Issuer. The Issuer represents and warrants, as of the date hereof and as of the Closing, that:

(a)The Issuer is duly incorporated and is validly existing under the laws of Delaware, with full power and authority to carry out its obligations under this Agreement.

(b)The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable.

(c)The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Issuer and no further action is required by the Issuer, its Board of Directors or its stockholders in connection herewith. This Agreement has been duly executed by the Issuer and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)The Issuer has filed a registration statement on Form S-3 (File No. 333-285870) (the “Registration Statement”) with the SEC registering the issuance of the Shares to Ligand. The Registration Statement has become effective under the Securities Act and, to the Issuer’s knowledge, no “stop order” is in effect with respect to the Registration Statement. The Issuer has filed with the SEC, or will file by the Closing, a prospectus supplement and accompanying “base” prospectus relating to the offering of the Shares to Ligand (the “Prospectus”).

4.Representations and Warranties of Elutia Med. Elutia Med represents and warrants, as of the date hereof and as of the Closing, that:

(a)Elutia Med is duly organized and is validly existing under the laws of Delaware, with full power and authority to carry out its obligations under this Agreement.

(b)The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Elutia Med and no further action is required by Elutia Med, its managers or its members in connection herewith. This Agreement has been duly executed by Elutia Med and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Elutia Med enforceable against Elutia Med in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.Representations and Warranties of Ligand. Ligand represents and warrants, as of the date hereof and as of the Closing, that:

(a)Ligand is duly incorporated and is validly existing under the laws of Delaware, with full power and authority to carry out its obligations under this Agreement.

(b)The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Ligand and no further action is required by Ligand, its Board of Directors or its stockholders in connection herewith. This Agreement has been duly executed by Ligand and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Ligand enforceable against Ligand in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)To its knowledge, Ligand is not an “affiliate” of the Issuer under Rule 144 under the Securities Act.

(d)Information Concerning the Issuer.

(i)Ligand has received a copy of the Prospectus in pre-filing, draft form, and Ligand has had access to the Registration Statement and the reports and other information the Issuer has publicly filed with the SEC, and has relied only on the information contained in the Prospectus and the documents incorporated by reference therein in connection with its acquisition of the Shares hereunder.

(ii)The undersigned confirms that it is not relying on any communication (written or oral) of the Issuer, Elutia Med or any of their respective affiliates as investment or tax advice or as a recommendation to acquire the Shares. Ligand confirms that none of the Issuer, Elutia Med or any of their respective affiliates have given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of the acquisition of the Shares. In deciding to acquire the Shares, Ligand is not relying on the advice or recommendations of the Issuer, Elutia Med or their respective affiliates, and Ligand has made its own independent decision regarding such acquisition.

(iii)Ligand understands and accepts that the acquisition of the Shares involves various risks, including the risks outlined in the Prospectus and the documents incorporated by reference therein.

(iv)Ligand understands that no federal or state agency has passed upon the merits or risks of acquisition of the Shares or made any finding or determination concerning the fairness or advisability of this acquisition.

6.Amendment to Royalty Agreement. This Agreement shall be deemed an amendment to the Royalty Agreement to the extent necessary to provide for the discharge of the Royalty Payments in consideration of the issuance of the Shares as set forth in Section 1. All other terms and conditions of the Royalty Agreement remain unchanged, and the Royalty Agreement, as amended by this Agreement, shall remain in full force and effect according to its terms. This Agreement and the Royalty Agreement contains the entire agreement between the parties with respect to Ligand’s acquisition of the Shares. Section 5.03 and Article VII of the Royalty Agreement shall apply, mutatis mutandis, to this Agreement, provided that:

(a)the address for notices for Elutia Med in Section 7.02 of the Royalty Agreement shall also apply to notices to the Issuer; and

(b)the “copy” address following Elutia Med’s notice address in Section 7.02 of the Royalty Agreement shall be replaced with the following (and such “copy” address shall also apply to notices to the Issuer):

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, NE

Suite 2800

Atlanta, GA 30309

Attn.:Michael J. Cochran

David M. Eaton

MCochran@ktslaw.com

DEaton@ktslaw.com

7.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

8.Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.  Delivery of counterpart signature pages hereof via facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this letter agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

9.Notification of Changes. The parties hereby covenant and agree to notify each other upon the occurrence of any event prior to the Closing which would cause any representation, warranty, agreement or covenant contained in this Agreement to be false or incorrect.

[signature pageS follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIGAND:	LIGAND PHARMACEUTICALS INCORPORATED

	By:	/s/ Octavio Espinoza

	Name:	Octavio Espinoza

	Title:	Chief Financial Officer

If Shares Are To Be Delivered By dwac:

	DTC Account No.:	0235

[Signature Page to Subscription Agreement and Amendment No. 2 to Royalty Agreement]

ELUTIA MED:	ELUTIA MED LLC

	By:	ELUTIA INC., its Sole Member

		By:	/s/ Matthew Ferguson
		Name:	Matthew Ferguson
		Title:	Chief Financial Officer

[Signature Page to Subscription Agreement and Amendment No. 2 to Royalty Agreement]

ISSUER:	ELUTIA INC.

	By:	/s/ Matthew Ferguson

	Name:	Matthew Ferguson

	Title:	Chief Financial Officer

[Signature Page to Subscription Agreement and Amendment No. 2 to Royalty Agreement]

APPENDIX A

Shares and Royalty Payments

Shares to be Acquired in Satisfaction of Royalty Payments:	Aggregate Dollar Amount of Royalty Payments Satisfied in Consideration of Issuance of Shares:

1,105,528 shares of Common Stock (Number of shares has been determined by dividing (i) the dollar amount of the Royalty Payments set forth in the column to the right by (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of this Agreement.)

US$2,200,000.00

“Royalty Payments” means all unpaid royalty obligations that have accrued under Article II of the Royalty Agreement as of the date of this Agreement with respect to the fiscal quarters ending December 31, 2024 and March 31, 2025, and any prior periods  (including without limitation, any accrued Monthly Royalties, Minimum Quarterly Royalties or Minimum Annual Royalties, as such terms are defined in the Royalty Agreement) which the parties agree are equal to the amount set forth in the column to the right of the table above. To the extent that any such royalty obligations accrued under Article II of the Royalty Agreement as of the date hereof actually exceed the amount set forth in the column to the right of the table above, the Releasors hereby release, waive and forever discharge the Releasees from such excess amount in consideration of the issuance of the Shares and the mutual agreements and covenants contained in this Agreement, without any payment of additional consideration or issuance of additional Shares in respect of such excess amount. For the avoidance of doubt, nothing in this Agreement shall amend, modify or otherwise affect Elutia Med’s royalty obligations under the Royalty Agreement with respect to the fiscal quarters ending June 30, 2025 and thereafter.